DEFINITIVE NOTICE AND PROXY FILING
SCHEDULE 14A INFORMATION

Proxy statement pursuant to section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Concorde Career Colleges, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CONCORDE CAREER COLLEGES, INC.

5800 Foxridge, Suite 500
Mission, Kansas 66202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2005

To All Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders (the “Annual Meeting”) of Concorde Career Colleges, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 26, 2005, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, for the following purposes:

(1)	To elect the members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

(2)	To ratify the appointment of independent public auditor for the Company for 2005;

(3)	To approve the proposed amendment to the 2003 Long-Term Executive Compensation Plan increasing the number of shares available for issuance pursuant to the Plan to 450,000;

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

BY THE BOARD OF DIRECTORS

Lisa M. Henak
Secretary

Dated: April 14, 2005

IMPORTANT - YOUR PROXY IS ENCLOSED

You are urged to sign, date and mail your proxy even though you may plan to attend the Annual Meeting. No postage is required if mailed in the United States using the enclosed envelope. If you attend the Annual Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be better assured at the Annual Meeting, which will prevent costly follow-up and delays.

Proxy Statement - 2

CONCORDE CAREER COLLEGES, INC.

5800 Foxridge, Suite 500
Mission, Kansas 66202

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005

PROXY STATEMENT

The proposals in the accompanying proxy card are solicited by the Board of Directors of Concorde Career Colleges, Inc. (the “Company”) for use at its annual meeting of stockholders (“Annual Meeting”) to be held on Thursday, May 26, 2005, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, and any adjournment or postponement thereof. Shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) represented by duly executed proxies received prior to or at the Annual Meeting will be voted at the Annual Meeting. If a holder of Common Stock (“Stockholder”) specifies a choice on the duly executed proxy card with respect to any matter to be acted upon, its, his or her shares will be voted in accordance with the voting instructions made. None of the proposals are related to or conditioned upon the approval of any other proposal. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation or a properly executed proxy bearing a later date to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

The Company will bear all the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact, telephone, facsimile or electronic mail by the persons named in the accompanying proxy card, and the Company may reimburse brokers or other persons holding Common Stock in their names or in the names of nominees for their expenses in forwarding proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy card are being mailed or given to Stockholders on or about April 14, 2005.

Only Stockholders of record at the close of business on March 31, 2005 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 5,977,967 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter brought to a vote. Provided a quorum is present, the affirmative vote of (a) a plurality of the shares of Common Stock is required for the election of each nominee for director, (b) a majority of the votes cast by the holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of independent public auditor for the Company for 2005 and (c) a majority of the votes cast by the holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve the proposed amendment to the 2003 Long-Term Executive Compensation Plan increasing the number of shares available for issuance pursuant to the Plan to 450,000.

Proxy Statement - 3

Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining either the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Shares held by a broker in “street name” and for which the beneficial owner of such shares has not executed and returned to such broker a proxy card indicating voting instructions may be voted on a discretionary basis by such broker with respect to the election of directors and ratification of the appointment of the auditors.

Management of the Company does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card, or their substitutes, will vote in accordance with their judgment as proxies of the best interests of the Company on such matters.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The Company has one class of Common Stock.

The following table sets forth with respect to Common Stock (i) the only persons known by the Company to be beneficial owners of more than five percent (5%) of the Common Stock, (ii) the shares of Common Stock beneficially owned by all directors and named executive officers of the Company and nominees for director, and (iii) the shares of Common Stock beneficially owned by directors and executive officers as a group, as of April 7, 2005.

	Common Stock
Name of Beneficial Owner	Amount(2)	% of Class(3)
Robert F. Brozman Trust(1)	892,662	14.9%
Cahill, Warnock Strategic(1) Partners Fund, L.P.	1,300,099(4)	21.7
Jack L. Brozman(1)	1,564,525(5)	26.0
James R. Seward(1)	31,713 (6)	*
Thomas K. Sight(1)	13,334(7)	*
Janet M. Stallmeyer(1)	5,000(8)	*
David L. Warnock(1) Federated Investors, Inc. (1) Stadium Capital Management LLC (1)	1,300,099(4) 412,040(9) 293,856(9)	21.7 6.9 4.9
All Directors and Executive Officers as a Group (11 persons)	3,131,107(10)	50.2%

Proxy Statement - 4

*	Less than one percent (1%)

(1)
Addresses: Robert F. Brozman Trust, 5800 Foxridge, Suite 500, Mission, Kansas 66202; Cahill, Warnock Strategic Partners Fund, L.P., One South Street, Suite 2150, Baltimore, Maryland 21202; Jack L. Brozman, 5800 Foxridge, Suite 500 Mission, Kansas 66202; David L. Warnock, One South Street, Suite 2150, Baltimore, Maryland 21202; James R. Seward, Thomas K. Sight and Janet W. Stallmeyer, 5800 Foxridge, Suite 500, Mission, Kansas 66202. Federated Investors, Inc. 1001 Liberty Avenue, Pittsburgh, PA  15222-3779, Stadium Capital Management LLC, 19875 Village Office Court Suite 101, Bend, OR  97702-1922  US

(2)	Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting and investment power.
(3)	The percentage of class is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 (“Exchange Act”).
(4)
Includes 1,219,210 shares of Common Stock owned by Cahill, Warnock Strategic Partners Fund, L.P., 67,555 shares of Common Stock owned by Strategic Associates, L.P and 13,334 shares of Common Stock exercisable pursuant to options held by David L. Warnock.

(5)
Includes 892,662 shares of Common Stock held by the Robert F. Brozman Trust, of which Jack L. Brozman is trustee, 611,363 shares of Common Stock held directly, 38,000 shares of Common Stock exercisable pursuant to options and 22,500 shares of Common Stock held in trust for his children. Fran Brozman, Mr. Brozman’s spouse, is the trustee of such trust.

(6)	Includes 31,713 shares of Common Stock.
(7)	Includes 13,334 shares of Common Stock exercisable pursuant to options.
(8)	Represents 5,000 shares of Common Stock, which are exercisable pursuant to options.
(9)	Common Stock amount reported as of December 31, 2004. Source of information, Form 13F filed with the Securities and Exchange Commission.
(10)
Includes 256,418 shares of Common Stock, which are exercisable pursuant to options. For purpose of this table and pursuant to Rule 13d-3(d) of the Exchange Act, shares underlying options are deemed beneficially owned if such options are exercisable within 60 days of April 7, 2005.

PROPOSAL ONE - ELECTION OF DIRECTORS

The number of directors constituting the Company’s Board of Directors may range from three to six. The Board currently consists of four directors. The Board has nominated four directors for election at the Annual Meeting and may fill the vacancy for the two remaining director positions at some later time. The shares of Common Stock represented by the enclosed proxy card will be voted, unless otherwise indicated, for the election of the five nominees for director named below. A Stockholder’s Common Stock can not be voted by proxy or otherwise for more than four directors. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

Proxy Statement - 5

Name of Nominee for Director	Served Since	Age	Principal Occupation for Last Five Years and Directorships
Jack L. Brozman	1986	54
Chairman of the Board and Treasurer of the Company since June 1991. President and Chief Executive Officer of the Company since November 1998 and from June 1991 until April 1997. Chairman of the Board of Lawrence Bank since August 2000. Chairman of the Board of First State Bank, Kansas City, Kansas since February 1994. Mr. Brozman holds a BSBA and MBA from Washington University.

Thomas K. Sight (1)(2)	1989	54	Chief Executive Officer of Bob Sight Ford for more than the prior five years located in Lee’s Summit, Missouri. Mr. Sight holds a BS in Accounting from the University of Oklahoma.
Janet M. Stallmeyer (1)(2)	2002	56
Janet M. Stallmeyer has been the President and Chief Executive Officer of Coventry Health Care of Kansas, Inc. since 1998. Ms Stallmeyer holds a Masters of Science in Nursing from the Medical College of Georgia and a MBA from Rockhurst University.

David L. Warnock (1)	1997	47
Managing Member of Camden Partners, Inc. from 2000 to present. Managing Member of Cahill, Warnock & Company, LLC and a general partner of Cahill, Warnock Strategic Partners, L.P. from July 1995 to present, each located in Baltimore, Maryland. Mr. Warnock is a director of Touchtone Applied Science Associates, Inc. and Noble Learning Communities, Inc., and New Horizons Worldwide, each a public company as well as several private companies. Mr. Warnock holds a BA in History from the University of Delaware and a Masters in Finance from the University of Wisconsin.

(1) Member of Compensation Committee
(2) Member of Audit Committee and Corporate Governance and Nominating Committee

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE NOMINEES SET FORTH ABOVE.

Independent Board members
The Board of Directors includes two “independent” members that the Board of Directors has determined are independent under applicable National Association of Securities Dealers standards and Rule 10A-3 of the Securities Exchange Act of 1934. The independent members are Janet Stallmeyer and Thomas Sight. James Seward was also determined to be independent. Mr. Seward has served on the Audit Committee since becoming a Board member in 1997. He has chosen to not stand for election past his current term expiring May 26, 2005. Mr. Seward has been the financial expert on the Audit Committee. In his absence the Company does not have a director who qualifies as a “financial expert” to act as Chairman of the Audit Committee. The Company is searching for an individual to serve as the Audit Committee financial expert and serve as director and member of the Audit Committee.

Proxy Statement - 6

Code of Ethics
 The Company has adopted a Code of Ethics that applies to all associates of Concorde including independent directors and an additional Code of Ethics that applies to all of directors, officers and senior accounting staff, including our chief executive officer and chief financial officer. The Code of Ethics is available on the Company’s website at www.concorde.edu and will be provided to stockholders without charge upon request to the Company’s Corporate Secretary. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s executive officers or directors) on its website.

Board Meetings
The Board of Directors of the Company held four meetings and acted by unanimous written consent on twelve occasions in 2004. The Compensation Committee held two meetings in 2004. The Compensation Committee reviews salaries of certain officers and bonuses of executive officers, administers the Company’s long-term executive compensation and stock option plans and generally administers the Company’s compensation program. The Audit Committee is responsible for oversight of management's conduct of the Company's financial reporting process. This includes oversight and review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements; and the Company's legal compliance as established by management and the Board. The Audit Committee held five meetings in 2004. The Board of Directors has not adopted a policy regarding attendance at board meetings or shareholder meetings. Last year each director attended all of the Board meetings and at least 75% of the meetings of committees on which they served during the period for which they were a director or committee member. Mr. Brozman was the only Director in attendance at the 2004 Annual Meeting of Shareholders. The Company does not have a policy regarding Director’s attendance at the Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

Each non-officer director is paid an annual retainer of $2,500 and a director’s fee of $250 for meetings of the Board of Directors and Committees which he attends. The Chairman of the Audit Committee receives an additional $1,000 per calendar quarter. Officer-directors do not receive fees for attendance at meetings. The Company paid a total of $18,000 in director fees for 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists entirely of non-employee directors of the Company and there are no Compensation Committee interlocks with other companies. Certain stockholders of the Company have agreed to vote the Common Stock held by them in favor of certain directors. See “Certain Transactions”.

Nominating and Corporate Governance Committee

The Board approved a charter for the Nominating and Corporate Governance Committee in February 2004. The current members of the Nominating and Corporate Governance Committee are Mr. Seward, Ms. Stallmeyer and Mr. Sight. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board. The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Committee has not yet retained any such advisers or consultants.

Proxy Statement - 7

 Identification and Evaluation of Director Nominees

The Committee may consider candidates submitted by a variety of sources (including, without limitation, incumbent directors, stockholders, the Company’s management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board.

If a vacancy arises or the Board decides to expand its membership, the Committee will seek recommendations of potential candidates from a variety of sources. At that time, the Committee also will consider potential candidates submitted by stockholders in accordance with the procedures described below. The Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. The Committee will seek to identify and recruit the best available candidates, and it will evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Chairman of the Committee, or another director designated by the Chairman of the Committee, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Committee. All such interviews will be held in person, and include only the candidate and the Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Committee will then decide whether it will recommend the candidate’s nomination to the full Board.

Board Membership Criteria
Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee (“Committee”) is responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex process, the Committee has determined that candidates must, at a minimum, meet the following criteria:
•	Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law and/or administration.
•	Candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of all shareholders.
•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making.
•	Candidates should possess expertise that is useful to the Company and complementary to the background and experience of other Board members.
•	Candidates should be willing to devote sufficient time to Board and Committee activities and to enhance their knowledge of the Company’s business, operations and industry.

Proxy Statement - 8

Procedures for Nominations by Shareholders

The Committee will consider director candidates submitted by stockholders. Any stockholder wishing to submit a candidate for consideration (the “Recommending Stockholder”) should send the following information to the Secretary of the Company, Concorde Career Colleges, Inc., 5800 Foxridge, Suite 500, Mission, Kansas 66202:

                (i)  The Recommending Stockholder’s name and address as it appears on the Company’s books; the number and class of shares owned beneficially and of record by such Recommending Stockholder and the length of period held; and proof of ownership of such shares;

           (ii)  Name, age and address of the candidate;

               (iii)  A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

               (iv)  Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules promulgated thereunder;

           (v)  A description of any arrangements or understandings between the Recommending Stockholder and such candidate;
           (vi)  A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his/her ability to satisfy the director qualifications described in the Company’s Corporate Governance Guidelines; and

           (vii)  A signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

In addition, if the Recommending Stockholder has individually been the beneficial owner of more than 5% of the Company’s common stock for a period of at least one year, or is part of a group of Recommending Stockholders who together beneficially own more than 5% of the Company’s common stock (for purposes of this calculation, each of the securities used to calculate the ownership percentage must have been beneficially owned by such person for at least one year) and such person or group submits a candidate within 120 calendar days before the anniversary date of the release of the Company’s previous proxy statement to stockholders, then (i) each such Recommending Stockholder must provide written consent to the Company’s public identification of each such Recommending Stockholder by name in connection with the Recommending Stockholder(s) nomination and (ii) the candidate for director named by such Recommending Stockholder(s) must consent in writing to the Company’s public identification of such candidate and the Company’s disclosure of whether or not it chose to nominate such candidate.

Proxy Statement - 9

The Secretary of the Company will promptly forward such materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Secretary of the Company will also maintain copies of such materials for future reference by the Committee when filling Board positions.

Except as provided herein, stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate.

Stockholder Communications to the Board of Directors
Stockholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Concorde Career Colleges, 5800 Foxridge, Suite 500, Mission, Kansas 66202. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board will receive copies of all stockholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman. In such event, the Secretary of the Company will first consult with and receive the approval of the Chairman of the Audit Committee before disclosing or otherwise discussing the communication with the Chairman of the Board. If a stockholder communication is addressed exclusively to the Company’s non-management directors, the Corporate Secretary will first consult with and receive the approval of the Chair of the Corporate Governance and Nominating Committee before disclosing or otherwise discussing the communication with directors who are members of management. The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes. The Company also reserves the right to verify ownership status before forwarding stockholder communications to its Board of Directors. The Secretary of the Company will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of directors who are considered independent under applicable National Association of Securities Dealers standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Committee operates under a written charter adopted by the Board in May 2000 and amended in April 2004 and March 2005. A copy of the Audit Committee Charter as amended is attached as Exhibit B. The Committee held five meetings during 2004.

Proxy Statement - 10

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and the effectiveness of the Company's internal control over financial reporting. The Committee discussed with management and the independent registered public accounting firm significant deficiencies identified during the course of the assessment and the audit and management's plan to remediate those control deficiencies.

The Committee discussed with the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.
Respectfully submitted by the Audit Committee of the Board of Directors:
AUDIT COMMITTEE

/s/ James R. Seward
                                                                                                                                                                                                                     Chairman
/s/ Thomas K. Sight

/s/ Janet M. Stallmeyer

Proxy Statement - 11

FEES PAID TO THE INDEPENDENT AUDITORS
The following fees were paid to BKD LLP for services rendered in fiscal years 2004 and 2003:

	2004	2003
Audit fees	68,000	68,000
Audit-related fees	57,000	19,000
Tax fees (1)	54,000	13,000
Other fees	0	0
Total fees	179,000	100,000
(1)Tax fees of $18,000 were billed in 2003 and paid in 2004.

The Audit Committee pre-approved all engagements by the independent auditors. This included audit-related fees, tax fees and other fees paid to BKD, LLP. In addition, the Audit Committee pre-approved the Ball and McGraw, P.C. independent compliance audit of the federal student financial assistance programs and the engagement of Grant Thornton for consulting services.

Audit Fees primarily represent amounts paid for the audit of the Company’s consolidated financial statements, a limited review of financial statements included in the Company’s Form 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for subsidiaries or affiliates of the Company, and consultations relating to financial accounting or reporting standards.

Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include audits of employee benefit plans (health care, 401-K and profit sharing), acquisition/divestiture due diligence, internal control reviews, and consultations relating to the accounting or disclosure treatment of proposed transactions. These fees were determined by the Audit Committee not to affect the independence of BKD, LLP with respect to the Company.

Tax Fees represent amounts paid for U.S. tax compliance services (including preparation of the Company’s federal, state and local tax returns), tax advice and tax planning.

All Other Fees - BKD, LLP has not performed any financial information systems design or implementation for the Company and accordingly no fees were paid for such services.

Ball and McGraw, P.C. conducts the independent compliance audit of the federal student financial assistance programs. The Company paid fees of $68,000 in 2004 and $64,000 in 2003 to Ball and McGraw, P. C. for those services.

Grant Thornton, LLP provided consulting services for the Company during 2004. The services began in 2004 and were related to Sarbanes-Oxley Section 404, internal control compliance. The Audit Committee pre-approved Grant Thornton’s services. The Company paid fees of $170,000 in 2004 to Grant Thornton, LLP for these services.

Proxy Statement - 12

EXECUTIVE OFFICERS

In addition to Jack L. Brozman, listed in the directors’ table, the following persons served as executive officers of the Company during 2004. Each executive officer is appointed by the Board of Directors annually and will serve until reappointed or until his successor is appointed and qualified.

Name of Executive Officer	Age	Principal Occupation for Last Five Years
Dean R. Brownhill	50
Vice President of Campus Operations for the Company since October 1, 2004. Regional Vice President of Operations for Corinthian Colleges, Inc. from February 2000 to October 2004. Campus President for Corinthian Colleges, Inc. from July 1999 to February 2000.

Vickey S. Cook	50
Vice President of Compliance for the Company since July 2001. National Director of Compliance for the Company from April 2000 to July 2001. National Director of Financial Aid for High-Tech Institute, Inc. from June 1999 to March 2000. Vice President Compliance and Financial Aid of the Company from May 1996 to May 1999.

Patrick J. Debold	53
Vice President of Academic Affairs for the Company since July 2001. National Director of Academic Affairs for the Company from February 2000 to July 2001. Private business owner from February 1999 to February 2000.

Paul R. Gardner	45	Vice President and Chief Financial Officer of the Company since November 1998. Controller of the Company from September 1994 to November 1998.
Diana D. Hawkins-Jenks	54	Employed by the Company since December 1997 as Vice President Human Resources.
Asa E. Johnson	62	Vice President of Operations for the Company since July 2001. National Director of Operations of Concorde from June 2000 to July 2001. Private business owner from May 1998 to June 2000.

Proxy Statement - 13

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#) (2)	All Other Compensation ($) (3)
Jack L. Brozman Chairman of the Board and Treasurer of the Company	2004 2003 2002	267,000 245,000 227,000	81,000 128,000 90,000	28,000 0 60,000	11,000 11,000 9,000
Dean R. Brownhill (1) Vice President Campus Operations	2004	(1)		50,000	0
Vickey S. Cook Vice President Compliance	2004 2003 2002	118,000 114,500 108,000	29,000 74,500 55,000	20,000 0 25,000	0 0 0
Patrick J. Debold Vice President Academic Affairs	2004 2003 2002	152,000 148,500 140,000	29,000 74,500 55,000	20,000 0 25,000	0 0 0
Paul R. Gardner Vice President and Chief Financial Officer	2004 2003 2002	115,000 107,000 100,000	29,000 74,500 55,000	20,000 0 25,000	0 0 0
Diana D. Hawkins-Jenks Vice President Human Resources	2004 2003 2002	118,000 113,500 108,000	29,000 74,500 55,000	20,000 0 25,000	0 0 0
Asa E. Johnson Vice President Operations	2004 2003 2002	170,000 167,000 150,000	68,000 108,000 76,000	20,000 0 47,500	0 0 0
(1)	Mr. Brownhill was hired October 1, 2004. His compensation for 2004 was less than $100,000

(2)	This represents the number of stock options granted in the corresponding year pursuant to the Company’s stock option and long-term executive compensation plans.

(3)	This represents the taxable portion of a company provided automobile.

Proxy Statement - 14

Option Grants, Exercises and Holdings

The following table provides information with respect to the named executive officers concerning options granted during 2004 and the potential realizable value at assumed annual rates of stock price appreciation.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term*
Name (a)	Number of securities underlying Options/SARs granted (#)(1) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration Date (e)	5% ($) (f)	10% ($) (g)
Jack L. Brozman (2)	20,000 8,000	8.6% 3.4%	$ 26.63 $ 14.99	1/20/09 8/31/09	$85,000 $19,000	$247,000 $ 56,000
Dean R. Brownhill	50,000	21.6%	$14.87	10/14/14	468,000	1,185,000
Vickey S. Cook	12,000 8,000	5.2% 3.4%	$24.21 $13.63	1/20/14 8/31/14	183,000 69,000	463,000 174,000
Patrick J. Debold	12,000 8,000	5.2% 3.4%	$24.21 $13.63	1/20/14 8/31/14	183,000 69,000	463,000 174,000
Paul R. Gardner	12,000 8,000	5.2% 3.4%	$24.21 $13.63	1/20/14 8/31/14	183,000 69,000	463,000 174,000
Diana D. Hawkins-Jenks	12,000 8,000	5.2% 3.4%	$24.21 $13.63	1/20/14 8/31/14	183,000 69,000	463,000 174,000
Asa E. Johnson	12,000 8,000	5.2% 3.4%	$24.21 $13.63	1/20/14 8/31/14	183,000 69,000	463,000 174,000

* The dollar amounts set forth under those columns are the result of calculations of the 5% and 10% rates set by the Securities and Exchange
Commission and are not intended to forecast possible future appreciation.

(1)
Options to purchase shares of the Company’s Common Stock were issued at fair market value on the date of grant, vest annually over five years beginning one year from the date of grant and expire ten years from the date of issuance.

(2)
Mr. Brozman’s options were issued at 110% of the fair market value on the date of grant, vest annually over five years beginning one year from the date of grant and expire five years from the date of issuance.

Proxy Statement - 15

    The following table provides information with respect to the named executive officers concerning options exercised during 2004 and unexercised options held as of the end of the Company’s last fiscal year:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND LAST FISCAL YEAR END OPTION VALUES
Name	Shares Acquired on Exercise (#)	(2) Value Realized($)	Number of securities underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
Jack L. Brozman	20,000	$478,000	24,000/44,000	$265,000/$440,000
Dean R. Brownhill	---	---	0/50,000	0/270,000
Vickey S. Cook	---	---	42,000/31,000	721,000/371,000
Patrick J. Debold	---	---	20,000/33,000	304,000/412,000
Paul R. Gardner	---	---	24,000/27,000	378,000/295,000
Diana D. Hawkins-Jenks	---	---	35,750/28,000	581,000/313,000
Asa E. Johnson	20,500	(2)$316,000	21,500/53,000	260,000/681,000

(1)	Based on the difference between the closing price of the Common Stock on December 31, 2004, ($20.27) and the exercise price of the options.

(2)	Based on the difference between the closing price of the Common Stock on the date of exercise and the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	670,750	$10.62	7,800
Equity compensation plans not approved by security holders	31,668	$5.93	0
Total	702,418	$10.41	7,800

Proxy Statement - 16

The Company has Long Term Executive Compensation plans (the “2003 Plan”, the “2002 Plan,” the “2000 Plan,” and the “1998 Plan”) which authorized the Company to issue 200,000, 300,000, 125,000 and 250,000 shares, respectively, of its common stock to certain officers and employees of the Company. Each of these plans were approved by security holders. The options are Incentive Stock Options granted at fair market value or greater on the date of grant for a term of not more than ten years unless options are canceled due to employee termination. The only exceptions have been options issued to the CEO. The CEO has been issued Incentive Stock Options granted at 110% of the fair market value or greater on the date of grant for a term of not more than five years. As of December 31, 2004, 7,800 shares remain available to be granted with the Plans combined.

During 2001, the Company awarded the three non-officer Directors the option to purchase 4,167 shares each pursuant to a non-qualified stock option agreement. Under the agreement three Directors’ were granted the right to immediately exercise 4,167 shares each at an exercise price of $4.50. The market value on the date of the grant equaled the exercise price. During 2002, the Company awarded the three non-officer Directors the option to purchase 5,000 shares each pursuant to a non-qualified stock option agreement. Under the agreement three Directors’ were granted the right to immediately exercise 5,000 shares each at an exercise price of $8.60. In addition, a fourth non-officer Director was awarded the option to purchase 5,000 shares pursuant to a non-qualified stock option agreement and was granted the right to immediately exercise 5,000 shares at an exercise price of $11.00. The market value on the date of each grant equaled the exercise price. The fourth Director was appointed to the Board in December 2002. Options issued to the non-officer Directors were not approved by shareholders.

The following table reflects activity in options for 2004, 2003, and 2002.

		1988 Plan(1)	NQSO	1998 Plan	2000 Plan	2002 Plan	2003 Plan	Total Number of Shares	Weighted-Average Exercise Price	Option Price Per Share

Outstanding	12/31/01	28,850	20,835	240,250	122,500			412,435	$1.52	$0.20 to $5.50
Exercised		(2,250)	(4,167)	(38,550)	(4,500)			(49,467)	$1.46	$0.20 to $4.50
Cancelled		(4,000)						(4,000)	$0.45	$0.20 to $1.18
Issued			20,000			265,500		285,500	$9.39	$7.75 to $12.60

Outstanding	12/31/02	22,600	36,668	201,700	118,000	265,500		644,468	$5.02	$0.20 to $12.60
Exercised		(11,100)	(5,000)	(57,400)	(38,000)	(400)		(111,900)	$1.49	$0.20 to $11.45
Cancelled				(2,250)	(3,000)	(5,000)		(10,250)	$6.79	$1.35 to $11.45
Issued						10,000		10,000	$20.81	$19.90 to $21.71

Outstanding	12/31/03	11,500	31,668	142,050	77,000	270,100		532,318	$6.10	$0.56 to $21.71
Exercised				(40,150)	(15,500)	(2,200)		(57,850)	$1.95	$0.92 to $11.45
Cancelled		(750)		(1,700)		(1,600)		(4,050)	$5.95	$2.26 to $11.45
Issued				5,000	3,000	24,000	200,000	232,000	$18.11	$13.61 to $26.63

Outstanding	12/31/04	10,750	31,668	105,200	64,500	290,300	200,000	702,418	$10.41	$0.56 to $26.63

(1)	The 1988 Plan expired in 1998; however options issued under the Plan remain active until exercised, canceled, or expiration. These options expire ten years from date of issuance.

Proxy Statement - 17

The following table reflects information for exercisable options at December 31:

	Range of Exercise Prices	Shares Exercisable	Weighted Average Exercise Price
2002	$0.20 - $11.00	202,138	$2.33
2003	$0.56 - $12.60	236,658	$3.92
2004	$0.56 - $21.71	266,504	$5.01

The following table reflects option information as of December 31, 2004.

Range of Exercise Prices	Shares Outstanding at 12/31/04	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares Exercisable at 12/31/04	Weighted Average Exercise Price
$0.56-$ 5.50	189,118	4.4	$1.75	155,984	$ 1.69
$7.75-$12.60	271,300	7.8	$9.49	108,520	$ 9.49
$13.61-$16.61	152,000	9.7	$14.58	0	$ 0.00
$19.90-$26.63	90,000	8.9	$24.37	2,000	$20.81
	702,418			266,504	$ 5.01

    The Company accounts for stock-based employee compensation plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in the results of operations, as all options granted under those plans had an exercise price equal to or exceeding the market value of the underlying common stock on the grant date.

The following table illustrates the effect on net income and income per share if the Company had applied the fair value provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Year Ended December 31,
	2004	2003	2002
Net income as reported	$3,922,000	$6,163,000	$4,234,000
Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	(891,000)	(551,000)	(329,000)
Pro forma net income	$3,031,000	$5,612,000	$3,905,000

Income per share
Basic - as reported	$.66	$1.05	$ .85
Basic - pro forma	$.51	$.95	$ .78
Diluted - as reported	$.62	$.99	$ .68
Diluted - pro forma	$.48	$.90	$ .63

Proxy Statement - 18

The Company will implement Statement of Financial Accounting Standards (SFAS) No. 123R in its third quarter that begins July 1, 2005. This will require expensing of stock-based compensation plans. Compensation expense will be recorded for the unvested portion of options outstanding at July 1, 2005, and additional compensation expense will be recorded for new options granted and for shares of stock purchased under the employee stock purchase plan. The Company has not estimated the financial impact of this new standard but believes it will have a material effect on the Company’s financial statements.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is comprised of Thomas K. Sight, James R. Seward, Janet M. Stallmeyer and David L. Warnock. On an annual basis, the Compensation Committee reviews the salaries and bonuses of the executive officers and other employees. The Compensation Committee administers the Long Term Compensation Plans and any non-qualified stock options, and oversees the administration of the Company’s compensation program.

In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies’ policies toward executive compensation, the following report is submitted by the above listed committee members in their capacity as the Board’s Compensation Committee. The report addresses the Company’s compensation policy as it related to the executive officers for 2004.

General Compensation Policy - The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the profitability and appreciation in the value of the Company (as reflected by the Company’s net income or loss and market value of Common Stock), while at the same time taking into account surrounding economic pressures, individual performance and retention of key executive officers. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), since current compensation levels fall significantly below that amount.

The Compensation Committee believes that the following are the important qualitative considerations in setting executive compensation:

•	Compensation should reflect the overall performance of the Company and the executive officer and his or her contribution to the Company’s profitability;

•	Compensation should correlate to measurable performance criteria;

•	Compensation should attract and retain valued executive officers; and

•	Compensation should reflect the executive officers’ abilities to effectively direct the Company during difficult economic conditions.

Proxy Statement - 19

Calendar Year 2004 Compensation - To accomplish this compensation policy in 2004, the Company’s executive compensation package integrates: (i) annual base salary, (ii) bonuses based upon individual agreements utilizing various objective performance goals, and (iii) stock option grants or vesting under the Stock Option Plans. The compensation policies, as implemented, endeavor to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of management with those of the Company.

Base Salary - As a general matter, an executive officer’s base salary is subjectively positioned so as to reflect the experience and performance of such executive officer and the performance of the Company. The Compensation Committee initially determines the amount of base salary based on factors such as prior level of pay, quality of experience, and responsibilities of position. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Thereafter, the Compensation Committee grants raises subjectively based on overall Company performance (net income or loss, earnings per share and market value of Common Stock) and the executive officer’s individual performance based on performance reviews.

The amount of 2004 raises to the executive officers’ base salaries was subjectively determined by the Chairman of the Board, and President, Mr. Brozman, with the approval of the Compensation Committee. The decision to raise base salaries is, in part, based on Mr. Brozman’s subjective evaluation of each officer’s performance. Such raises in base salaries in 2004 ranged from 2% to 7% of the previous year base salary.

Bonuses - The Company had certain bonus agreements in place with executive officers which couple objective corporate performance criteria, based on such officer’s area of responsibilities, with annual cash compensation. Under such bonus agreements, the executive officers received a specified percentage of pre-tax income as set by the Compensation Committee. The performance criteria in the bonus agreements of the executive officers differ depending on the amount of responsibility maintained by such executive officers. The Company granted bonuses totaling $275,000 to its executive officers in 2004 including the bonus paid to the CEO. These bonuses were paid in 2005.

Incentive Stock Option Awards - The Board of Directors and Compensation Committee also award stock options to executive officers, as well as management personnel, under the Stock Option Plans. The Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company’s stock price. When stockholder value decreases, stock options granted to management either decrease in value or have no value. Conversely, when stock prices increase, the stock option becomes more valuable.

The determination of whether to grant stock options to executive officers, whether on an aggregate or individual basis, is in the sole discretion of the Compensation Committee. In making the determination, the Committee examines: (i) the Company’s performance, as determined by its operating and net income, earnings per share and the market price of the Common Stock, (ii) the relation of long-term compensation to short-term (cash) compensation, (iii) the number and exercise price of options held by each executive officer, (iv) the total stock holdings of the executive officer, (v) the individual performance of the executive (subjectively determined by Mr. Brozman and other executives, except with respect to Mr. Brozman’s compensation, with respect to which the Compensation Committee evaluates such performance), and (vi) the potential contribution of the executive to the Company. The Compensation Committee does not separately weigh such criteria, but rather subjectively and informally views the mix of information with respect to each executive officer.

Proxy Statement - 20

With respect to such criteria, the Compensation Committee granted 178,000 options under the Stock Option Plans for executive officers during 2004. This included 28,000 awarded to the CEO and 50,000 awarded to the Vice President of Campus Operations upon his employment with the Company in October 2004.

 Other benefits - All executive officers including the CEO are subject to the same benefit plans available to all employees and similar specific plan guidelines. Highly compensated employees are not eligible for the Company’s Employee Stock Purchase Plan. The Company does not offer deferred compensation plans, special pension plans or other incentives to its executive officers.

Chief Executive Officer Compensation - Jack L. Brozman, Chief Executive Officer of the Company since November 1998, is subject to the same general compensation package as the other executives. The Compensation Committee subjectively determined Mr. Brozman’s compensation. In its annual review of Mr. Brozman’s salary, the Compensation Committee considers, among other factors, the responsibilities and individual performance and the performance of the Company. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Mr. Brozman received an increase in his base annual salary of 9% in 2004. Mr. Brozman was awarded a bonus of $81,000 in 2004 that was paid in 2005. The Compensation Committee considered Mr. Brozman’s past performance and contributions to Company performance in determining his salary.

 Summary - The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this focus. The Compensation Committee believes that the compensation levels during 2004 adequately reflect the Company’s compensation goals and policies.

The Compensation Committee report is submitted by:

James Seward, Thomas Sight, Janet Stallmeyer and David Warnock

Certain Transactions
The Company entered into agreements on February 25, 1997 with Cahill, Warnock Strategic Partners Fund, LP and Strategic Associates, LP, affiliated Baltimore-based venture capital funds (“Cahill-Warnock”), for the issuance by the Company and purchase by Cahill-Warnock of 55,147 shares of the Company’s new Class B Voting Convertible Preferred Stock (“Voting Preferred Stock”) for $1.5 million, and 5% Debentures due 2003 (“New Debentures”) for $3.5 million (collectively, the “Cahill Transaction”). Cahill-Warnock subsequently assigned (with the Company’s consent) its rights and obligations to acquire 1,838 shares of Voting Preferred Stock to James Seward, a Director of the Company. Mr. Seward purchased such shares for their purchase price of approximately $50,000. On September 30, 2001, Mr. Seward converted his 1,838 shares of Voting Preferred Stock into 18,380 shares of Common Stock. The New Debentures had nondetachable warrants (“Warrants”) for approximately 1,286,765 shares of Common Stock, exercisable at $2.72 per share of Common Stock. Pursuant to a Stockholders’ Agreement among Cahill-Warnock, Messrs. Brozman and Seward, the Robert F. Brozman Trust and the Company, such holders have agreed to certain restrictions on the transfer of Common Stock held by them. In addition, such holders agreed at each annual meeting of stockholders to vote all of their respective shares in favor of the election of all of the persons nominated in accordance with the Stockholder’s Agreement, which includes the director nominated by Cahill-Warnock and Jack L. Brozman as long as he remains President of the Company.
Proxy Statement - 21

The following transactions have occurred with respect to the Voting Preferred Stock and New Debentures since December 31, 2001:
(1)
The Company entered into a Conversion and Exchange Agreement with Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Association, L.P. (collectively “Cahill-Warnock”) on November 25, 2002. The purpose of the agreement was to convert the Voting Preferred Stock into Common Stock.

(2)
The Company filed a Registration Statement on Form S-3 to register 1,133,090 shares of common stock. The Company received no funds as a result of the registration or subsequent distribution of common stock. Six hundred thousand (600,000) shares of the common stock were issued and outstanding as of the date of the Registration Statement. The Robert F. Brozman Trust held 350,000 shares, Cahill, Warnock Strategic Partners Fund, L.P. held 237,000 shares, and Strategic Associates, L.P. held 13,000 shares. The remaining 533,090 shares related to common shares issued upon conversion of the preferred stock to common stock.

(3)	The Securities and Exchange Commission declared the Registration Statement effective February 5, 2003.
(4)
Cahill-Warnock exchanged their 53,309 shares of Class B Voting Convertible Preferred Stock for 533,090 shares of Common Stock on February 7, 2003. The Company has no remaining Preferred Stock outstanding.

(5)
The Company paid to Cahill-Warnock a dividend equal to $4.08 per share of the Class B Voting Convertible Preferred Stock on February 7, 2003. This constituted all dividend payments owed to Cahill-Warnock including the fourth quarter 2002 dividend of $43,500 and a special dividend to encourage the conversion of $174,000.

(6)	Cahill-Warnock exercised the non-detachable Warrants on February 19, 2003.
The Company issued 1,286,764 shares of Common Stock to Cahill-Warnock pursuant to the exercise of the Warrants. The Company filed a Registration Statement on Form S-3 to register the 1,286,764 shares of common stock in March 2004. The Company will receive no funds as a result of the registration or subsequent distribution of common stock.

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ market index and the Company’s Peer Group (defined below) since the close of business on December 31, 1999.

Proxy Statement - 22

	1999	2000	2001	2002	2003	2004
CONCORDE CAREER COLLEGES, INC.	100.00	112.20	408.54	765.24	1512.2	1050.61
SIC CODE INDEX	100.00	159.89	221.68	312.88	512.86	547.60
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, NASDAQ market index and the Company’s peer group is based on the stock prices at the close of business on December 31, 1999, assuming a $100 investment. The return for the Company is based on a December 31, 1999 per share price of $1.64 and a December 31, 2004 per share price of $20.27. The above performance graph, prepared by Media General Financial Services, Inc., compares the annual performance of the Company with that of the NASDAQ market index and the Peer Group with investment weighted on market capitalization. The Peer Group is the SIC Code 8221, Colleges and Universities. This “Peer Group” currently includes the following companies: Apollo Group, Inc. Career Education Corporation, Cenuco, Inc., Corinthian Colleges, Inc., Magic Lantern Group, Inc., PCS Edventures!.Com, Princeton Review Inc., Scientific Learning Corp., Strayer Education, Inc., and Terra Block International.

The following changes have occurred in the peer group since 2000; Added to the peer group in 2000 - Virtual Academics.com and Youthline USA. Deleted from the peer group in 2000 - Quest Educational Corp. Added to the peer group in 2001 - Dreamlife, Inc., Wade Cook Financial, PCS Edventures!.Com, and Princeton Review Inc. Deleted from the peer group in 2001 - Argosy Education Group, Edutrek International Inc. and Youthline USA. Added to the peer group in 2002 - EOS International, Inc.and L.L. Brown International. Deleted from the peer group in 2002 - Caliber Learning Network and Dreamlife Inc. Added to the peer group in 2003 - Cenuco, Inc. and Terra Block International. Deleted from the peer group in 2003 - Virtual Academics.com, Wade Cook Financial and Whitman Education Group. Added to the peer group in 2004 - Magic Lantern Group, Inc. Deleted from the peer group in 2004 - EOS International, Inc., L.L. Brown International, Student Advantage, Inc.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC AUDITOR

Proxy Statement - 23

Since September 2001, BKD, LLP has examined the financial statements of the Company and its subsidiaries, including reports to Stockholders, the Securities and Exchange Commission and other.

The Board of Directors has selected and appointed BKD, LLP as the independent public auditor for the Company for the year ending December 31, 2005.

The following resolution will be offered at the Annual Meeting:

“RESOLVED, the action of the Audit Committee and of the Board of Directors in appointing BKD, LLP as the independent public auditor of the Company for the year ending December 31, 2005 is hereby ratified.”

It is not anticipated that representatives of BKD, LLP will attend the Annual Meeting. If, however, representatives are present at the Annual Meeting, there will be an opportunity for them to make a statement and be available to respond to questions by Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BKD LLP AS THE COMPANY’S PUBLIC AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2005.

PROPOSAL THREE - Approval of the proposed amendment to the Concorde Career Colleges, Inc. 2003 Long-Term Executive Compensation Plan increasing the number of shares available for issuance pursuant to the Plan to 450,000.

CONCORDE CAREER COLLEGES, INC.
2003 LONG-TERM EXECUTIVE COMPENSATION PLAN
Introduction

On February 27, 2003 the Board of Directors unanimously adopted, subject to stockholder approval, the Concorde Career Colleges, Inc. 2003 Long-term Executive Compensation Plan (the “Compensation Plan”). On May 27, 2004 the shareholders approved the Compensation Plan. On March 14, 2005 the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Compensation Plan increasing the common stock available through the Compensation Plan to 450,000 shares, an increase of 250,000 shares. The Board of Directors believes the Compensation Plan will be effective in attracting and retaining productive employees to Concorde Career Colleges, Inc. and its subsidiary corporations (collectively, the “Company”) by providing them with an opportunity to acquire a proprietary interest in the Company and reward those employees responsible for the continued growth of the Company through the purchase of shares of the Company’s common stock, par value $.10 (the “Common Stock”). Approximately 100 employees of the Company and its subsidiaries would be eligible to participate in the Compensation Plan. The Board also believes that the Compensation Plan will provide a form of incentive that aligns the economic interests of the Company’s employees with those of its stockholders.

Proxy Statement - 24

The following discussion summarizes the material features of the Compensation Plan. Such discussion is, however, qualified in its entirety by reference to the full text of the Compensation Plan, which is attached to this proxy statement as Exhibit A.

Material Features of the Compensation Plan

Administration of the Plan. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

Absolute Discretion. The Committee may, in its sole and absolute discretion (subject to the Committee's power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted, (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation Section 240.16a-l(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

The performance criteria for Section 162(m) Awards to any "covered employee" (as defined in section 162(m) of the Internal Revenue Code), shall consist of objective tests based on one or more of the following: earnings per share of the Company’s common stock; book value per share of Stock; net income before taxes; revenue growth; expense management; improvements in capital structure; profit margins; Stock price; total shareholder return; free cash flow; or working capital Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.

Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Internal Revenue Code. No payments are to be made to a participant if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable to a participant under a Section 162(m) Award.

Proxy Statement - 25

Eligibility. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

Stock Subject to the Plan. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 450,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The maximum number of shares with respect to which Stock Options and Stock Appreciation Rights that may be granted to any individual during any calendar year is 50,000.

Awards.
(a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

(b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

Vesting Requirements. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

Deferred Payments and Dividend and Interest Equivalents.
(a) The Committee may determine that the receipt of all, or a portion, of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.
(b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

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Stock Option Price. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than, market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

Stock Appreciation Right Value. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

Continuation of Employment. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

Registration of Stock. Each Award shall be subject to the requirement that, if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

Employment Status. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

Assignability. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

Dilution or Other Adjustments. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

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Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares, of Common Stock to satisfy all or part of any such tax withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.

Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

Award Contracts. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock car Restricted Shares are issued to the Recipient.

Guidelines. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

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Amendment and Discontinuance. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in Section 24, or (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

Termination. The Committee may grant Awards at any time prior to February 27, 2013, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until February 25, 2018, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

Approval. This Plan shall take effect upon due approval by the shareholders of the Company.

Effective Date. The Employee Plan shall become effective as of February 27, 2003, if approved by the stockholders of the Company.

Vote Required. The affirmative vote of the holders of a majority of the shares of the Common Stock represented and entitled to vote on this proposal at the annual meeting of stockholders will constitute their approval of the Employee Plan.

Employee Plan Benefits.
The benefits or amounts that will be received or allocated to any individual under the Employee Plan are not determinable at this time because the price of such shares of Common Stock will not be determined until a later date, and because benefits to be received depend upon an eligible employees’ decision to participate. The last recorded sales price of the Common Stock as of April 7, 2005 was $16.67 as reported by the NASDAQ SmallCap Market.

The Board of Directors believes that the adoption of the Compensation Plan will promote the interests of the Company and its stockholders and enable the Company to continue to attract, retain and reward persons important to the Company’s success. The Compensation Plan is designed to enhance the identity of the interests of the recipients of awards with the interests of the Company’s stockholders. As such, the Board of Directors believes that the approval of the Compensation Plan is in the best interests of the Company and its stockholders.

New Plan Benefits
All benefits payable that may be awarded under the Long-Term Executive Compensation Plan are at the discretion of the Compensation Committee. The amount of benefits payable under the Long-Term Executive Compensation Plan is not determinable.
2003 Long-Term Compensation Plan

Name and Position	Dollar Value ($)	Number of Units
NONE	$0	0

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CONCORDE CAREER COLLEGES, INC. 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN TO 450,000.

SECTION 16(a) BENEFICIAL OWNERSHIP
COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports of their respective beneficial ownership, and changes in such beneficial ownership, in the Company’s Common Stock, and the Company is required to identify any of those person who fail to file such reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company’s last fiscal year, all required filings were filed on a timely basis.

STOCKHOLDER PROPOSALS
In the event any Stockholder intends to present a proposal at the annual meeting of Stockholders to be held in 2006, such proposal must be received by the Company, in writing, on or before December 10, 2005, to be considered for inclusion in the Company’s next proxy statement for such meeting.

VOTING PROXIES AND OTHER MATTERS
Proxies will be voted in accordance with the choices specified on the proxy card. If no choice is specified, shares will be voted: (i) “FOR” the nominees for director listed on the proxy and in this Proxy Statement; (ii) “FOR” ratification of the appointment of BKD, LLP as the independent public auditor for the Company for the year ending December 31, 2005 and (iii) “FOR” approval of the proposed amendment to the 2003 Long-Term Executive Compensation Plan increasing the number of shares available for issuance pursuant to the Plan to 450,000.

Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently does not know of any other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy card will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY CARD. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
BY THE BOARD OF DIRECTORS
Lisa M. Henak, Secretary
April 14, 2005

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Exhibit A
CONCORDE CAREER COLLEGES, INC.

AMENDED 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN

1. Purposes. The purposes of this Amended 2003 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of Concorde Career Colleges, Inc., and its subsidiary corporations and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.
2. Definitions.
(a) Award means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.
(b)  Code means the Internal Revenue Code of 1986, as amended.
(c) Common Stock means the Common Stock, $0.10 par value, of the Company.
(d) Company means Concorde Career Colleges, Inc., a Delaware corporation, and, unless the context otherwise requires, includes its subsidiary corporations and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.
(e) Incentive Stock Option means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Internal Revenue Code").
(f) Performance Period means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.
(g) Performance Share means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period. The maximum possible payment in respect an award of Performance Shares which constitutes a Section 162(m) Award to any single participant in any Performance Period is $100,000.
(h) Performance Unit means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock. The maximum possible payment in respect an award of Performance Units which constitutes a Section 162(m) Award to any single participant in any Performance Period is $100,000.
(i) Plan means this Amended 2003 Long-Term Executive Compensation Plan, as the same may be amended from time to time.
(j) Recipient means an employee of the Company who has been granted an Award under the Plan.
(k) Restricted Share means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. The maximum possible payment in respect an award of Restricted Shares which constitutes a Section 162(m) Award to any single participant in any Performance Period is 10,000 shares.
(l) Section 162(m) Award means an Award of Performance Shares, Performance Units or Restricted Shares intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

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(m) Stock Appreciation Right means the right to receive, upon exercise of a Stock Appreciation Right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such Stock Appreciation Right from the initial day of the Performance Period for such Stock Appreciation Right to the date of exercise.
(n) Stock Option means the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Company's Common Stock.
3. Administration of the Plan. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.
The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.
4. Absolute Discretion. The Committee may, in its sole and absolute discretion (subject to the Committee's power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof, as hereafter amended), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation Section 240.16a-l(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

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The performance criteria for Section 162(m) Awards to any "covered employee" (as defined in section 162(m) of the Internal Revenue Code), shall consist of objective tests based on one or more of the following: earnings per share of the Company’s common stock; book value per share of Stock; net income before taxes; revenue growth; expense management; improvements in capital structure; profit margins; Stock price; total shareholder return; free cash flow; or working capital Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.

Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Internal Revenue Code. No payments are to be made to a participant if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable to a participant under a Section 162(m) Award.

5. Eligibility. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.
6. Stock Subject to the Plan. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 450,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The maximum number of shares with respect to which Stock Options and Stock Appreciation Rights that may be granted to any individual during any calendar year is 50,000.
7. Awards.
(a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.
(b)  The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

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(c) In no event will an award of an Incentive Stock Option be made to an individual who owns, at the time the option is granted, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, unless at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
8. Vesting Requirements. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.
9. Deferred Payments and Dividend and Interest Equivalents.
(a) The Committee may determine that the receipt of all, or a portion, of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.
(b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.
10. Stock Option Price. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than, market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.
11. Stock Appreciation Right Value. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.
12. Continuation of Employment. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.
13. Registration of Stock. Each Award shall be subject to the requirement that, if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

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14. Employment Status. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.
15. Assignability. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.
16. Dilution or Other Adjustments. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.
17. Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.
18. Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares, of Common Stock to satisfy all or part of any such tax withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.
19. Federal Income Tax Effects. The federal income tax consequences applicable to the Company in connection with an incentive stock option, nonqualified stock option, stock appreciation rights, award of stock or restricted stock, performance shares or performance unit award are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to grants of stock options, stock appreciation rights, awards of stock or restricted stock, performance shares or performance unit awards, as follows:

Proxy Statement - 35

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Nonqualified stock options. The grant of a nonqualified stock option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a nonqualified stock option, the optionee will generally realize ordinary income in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price of the option. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the optionee.

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Incentive stock options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the optionee. An optionee will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the common stock acquired over the option price will be treated as an item of tax adjustment for purposes of the alternative minimum tax. If the optionee does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and the Company will not be entitled to any deduction. If the optionee disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the common stock on the date of exercise will be taxed to the optionee as capital gain.

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Stock appreciation rights (“SARs”). Upon the exercise of any SAR, any cash received and the fair market value on the exercise date of any common stock received will constitute ordinary income to the grantee. The Company will be entitled to a deduction in the same amount and at the same time.

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Awards of stock. The recipient of a stock award will recognize ordinary income at the time the stock is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. The recipient's basis for determination of gain or loss upon any subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized when the stock is received. Upon the disposition of any stock received as a stock award, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares. In the year that the recipient of stock recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize.

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Restricted stock. An employee generally will not realize taxable income upon an award of restricted stock. However, an employee who receives restricted stock will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse unless the employee elects to realize ordinary income on the date of receipt of the restricted common stock. At the time the employee realizes ordinary income, the Company will be entitled to deduct the same amount as the ordinary income realized by the employee.

•
Payments in respect of performance shares or performance unit awards. Any cash, or the fair market value of any common stock, received as payments in respect of performance shares or performance unit awards under the 2003 Long-Term Incentive Plan will constitute ordinary income to the employee in the year in which paid, and the Company will be entitled to a deduction in the same amount.

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Section 409A of the Internal Revenue Code of 1986, as amended, imposes restrictions on the ability to defer taxation of compensation, and may affect some of the grants or awards described above (e.g., stock appreciation rights). Any deferral of compensation which does not satisfy Section 409A may result in taxation of such compensation when it ceases to be subject to a substantial risk of forfeiture, and application of an additional tax equal to 20% of the compensation included in income.
20. Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.
21. Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.
22. Award Contracts. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock car Restricted Shares are issued to the Recipient.
23. Guidelines. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.
24. Amendment and Discontinuance. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in Section 24, or (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.
25. Termination. The Committee may grant Awards at any time prior to February 27, 2013, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until February 25, 2018, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.
25. Approval. This Plan shall take effect upon due approval by the shareholders of the Company.

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Exhibit B
Concorde Career Colleges, Inc.
Audit Committee Charter

PURPOSE

The audit committee is established by and among the board of directors for the primary purpose of assisting the board in:
<	Overseeing the integrity of the company’s financial statements
<	Overseeing the company’s compliance with legal and regulatory requirements
<	Overseeing the independent auditor’s qualifications and independence
<	Overseeing the performance of the company’s independent auditor and internal audit function
<	Overseeing the company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the company.
Consistent with this function, the audit committee should encourage continuous improvement of, and should foster adherence to, the company’s policies, procedures, and practices at all levels. The audit committee should also provide for open communication among the independent auditor, financial and senior management, the internal auditing function, and the board of directors.

    The audit committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.  The company will provide appropriate funding, as determined by the audit committee, for compensation to the independent auditor, to any advisors that the audit committee chooses to engage, and for payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

The audit committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this charter. The audit committee will report regularly to the board of directors regarding the execution of its duties and responsibilities.

COMPOSITION AND MEETINGS

The audit committee will comprise three or more directors as determined by the board. Each audit committee member will be a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. All committee members must be independent, including being free of disallowed compensation agreements, under all other applicable rules and regulations.

All members of the committee must comply with all financial literacy requirements of the securities exchange(s) on which the company is listed. The board will determine whether at least one member of the committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed as required by the SEC.

The members of the committee will be elected by the board at the annual organizational meeting of the board to serve until their successors are elected. Unless a chairperson is elected by the full board, the members of the committee may designate a chairperson by majority vote.

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The committee will meet four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting will conclude with an executive session of the committee absent members of management. As part of its responsibility to foster open communication, the committee will meet periodically with management, the director of the internal auditing function, and the independent auditor in separate executive sessions. In addition, the committee will meet with the independent auditor and management to discuss the annual audited financial statements and quarterly financial statements, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the audit committee will:

Documents/Reports/Accounting Information Review

Review this charter periodically, at least annually, and recommend to the board of directors any necessary amendments.

Review and discuss with management and the independent auditor the company’s annual financial statements, quarterly financial statements (prior to the company’s 10-Q filings or release of earnings), and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditor (or summaries thereof).

Recommend to the board whether the financial statements should be included in the annual report on Form 10-K.

Independent Auditor

Appoint (and recommend that the board submit for shareholder ratification), compensate, retain, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor will report directly to the audit committee and the audit committee will oversee the resolution of disagreements between management and the independent auditor if they arise. Consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.

Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditor regarding the following:

<	All critical accounting policies and practices

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<
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

<	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

At least annually, obtain and review a report by the independent auditor describing:

<	The firm’s internal quality-control procedures

<
Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues

<	All relationships between the independent auditor and the company, addressing the matters set forth in Independence Standards Board Standard No. 1.

This report should be used to evaluate the independent auditor’s qualifications, performance, and independence. Further, the committee will review the experience and qualifications of the lead partner and other senior members of the independent audit team each year and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The committee will also consider whether there should be rotation of the firm itself.

Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

Review and pre-approve (which may be pursuant to pre-approval policies and procedures) both audit and non-audit services to be provided by the independent auditor. The authority to grant pre-approvals may be delegated to one or more designated members of the audit committee whose decisions will be presented to the full audit committee at its next regularly scheduled meeting. Approval of non-audit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

Set clear hiring policies, compliant with governing laws and regulations, for employees or former employees of the independent auditor.

Financial Reporting Processes, Accounting Policies, and Internal Control Structure

In consultation with the independent auditor and the internal auditor, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

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Receive and review any disclosure from the company’s CEO or CFO made in connection with the certification of the company’s quarterly and annual reports filed with the SEC of: a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls.

Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles; major issues as to the adequacy of the company’s internal controls; and any special audit steps adopted in light of material control deficiencies.

Review analyses prepared by management (and the independent auditor as noted above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.

Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

Establish procedures for the confidential, anonymous submission by company employees regarding questionable accounting or auditing matters.

Internal Audit

Review and advise on the selection and removal of any internal audit staff or third party internal auditor.

Review activities, organizational structure, and qualifications of the internal audit function.

Annually, review and recommend changes (if any) to the internal audit charter.

Periodically review with the internal audit staff or third party internal auditor any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

Ethical Compliance, Legal Compliance, and Risk Management

Establish, review, and update periodically a code of business conduct and ethics and determine whether management has established a system to enforce this code. Determine whether the code is in compliance with all applicable rules and regulations.

Review management’s monitoring of the company’s compliance with its code of business conduct and ethics, and determine whether management has the proper review system in place such that the company’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

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Review, with the company’s counsel, legal compliance matters, including corporate securities trading policies.

Review, with the company’s counsel, any legal matter that could have a significant impact on the company’s financial statements.

Other Responsibilities

Review with the independent auditor, the internal auditing department or third party internal auditor and management the extent to which changes or improvements in financial or accounting practices have been implemented.

Prepare the report that the SEC requires be included in the company’s annual proxy statement.

Conduct an annual performance assessment relative to the audit committee’s purpose, duties, and responsibilities outlined herein.

Perform any other activities consistent with this charter, the company’s bylaws, and governing law, as the board deems necessary or appropriate.

Adopted: March 14, 2005

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CONCORDE CAREER COLLEGES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2005
THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack L. Brozman and Lisa M. Henak, jointly and individually, as Proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Concorde Career Colleges, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 26, 2005 or any adjournment or postponement thereof.

1.	Election of Directors for the ensuing year or until their successors are duly elected and qualified.
    ☐     FOR ALL NOMINEES LISTED BELOW          ☐ WITHHOLD AUTHORITY
               (except as marked to the contrary below)      to vote for all nominees listed below
           (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)
JACK L. BROZMAN, THOMAS K. SIGHT, JANET M. STALLMEYER and DAVID L. WARNOCK
2.	Ratification of the appointment of BKD LLP as the independent auditors for 2005.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3.	Approval of proposed amendment to the 2003 Long-Term Executive Compensation Plan increasing the number of shares available for issuance pursuant to the plan to 450,000.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PROPOSAL 1, AND “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
Please date, sign and return this Proxy card by mail, postage prepaid.

DATED:	, 2005
Signature:
Signature if held jointly:

(Please sign exactly as name appears to the left. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

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